EXHIBIT 3.5

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:30 AM 04/18/2001
                                                         010185705 - 0939652

                           CERTIFICATE OF DESIGNATION

                                       of

                         SPECIAL VOTING PREFERRED STOCK

                                       of

                               CALPINE CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                       -----------------------------------

                  Calpine Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the unanimous consent of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law on April [ ], 2001:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

                  Special Voting Preferred Stock:

                  Section 1. Designation and Amount. A series of Preferred Stock is hereby created designated as "Special Voting Preferred Stock." The number of shares constituting such series shall be one (1). So long as any Exchangeable Shares, without par value (the "Exchangeable Shares"), of Calpine Canada Holdings Ltd., an Alberta corporation, shall be outstanding, the number of shares comprising the Special Voting Preferred Stock shall not be increased or decreased.

                  Section 2. Voting Rights. The holder of the Special Voting Preferred Stock shall have no voting rights except as provided in this Section 2 and under applicable law. Except as provided in Section 7, the share of Special Voting Preferred Stock shall be entitled at any relevant date (which date shall be the applicable record date with respect to such matter if a record date is set) to the number of votes determined in accordance with the following calculation on any matter on which the holders of Common Stock, par value $.001 (the "Common Stock"), of the Corporation are entitled to vote, consent or otherwise act. The number of votes to which the share of Special Voting Preferred Stock shall be entitled at any relevant date (which date shall be the applicable record date with respect to such matter if a record date is


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set) shall equal the product of (i) the number of Exchangeable Shares issued and outstanding on such date and held by holders other than the Corporation or any Subsidiary of the Corporation multiplied by (ii) the number of votes to which a holder of one share of Common Stock is entitled with respect to such matter on such date. Except as otherwise provided by law, the Special Voting Preferred Stock shall vote with the Common Stock as a single class. So long as any Exchangeable Shares shall be outstanding, no term of the Special Voting
Preferred Stock shall be amended, except upon the approval of a majority of the shares of Common Stock and the holder of the Special Voting Preferred Stock. As used herein, a "Subsidiary of the Corporation" is any entity of which more than 50% of the total voting power of the shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) are owned or controlled, directly or indirectly, by the Corporation.

                  Section 3. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Preferred Stock shall be entitled, prior and in preference to any distribution to holders of Common Stock and after the distribution to holders of any class or series of Preferred Stock ranking senior to the Special Voting Preferred Stock of all amounts to which such holders are entitled, to receive the sum of $.001.

                  Section 4. Dividends and Distributions. Except as provided in Section 3, no dividends or distributions shall be payable to the holder of the Special Voting Preferred Stock.

                  Section 5. Voting Trust Agreement. The Special Voting Preferred Stock is subject to the Voting and Exchange Trust Agreement, dated April 18, 2001, between the Corporation, Calpine Canada Holdings Ltd. and CIBC Mellon Trust Company, a Canadian corporation.

                  Section 6. No Conversion. The Special Voting Preferred Stock shall not be convertible into any other class or series of capital stock of the Corporation or into cash, property or other rights.

                  Section 7. Redemption; Cancellation. From and after the first time after April 19, 2001, that there are no longer outstanding any Exchangeable Shares (other than Exchangeable Shares owned by the Corporation or any Subsidiary of the Corporation) and there are no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation or any Subsidiary of the Corporation), the share of Special Voting Preferred Stock shall no longer be entitled to vote on any matter involving the Corporation or on any matter presented for a vote to the holders of any of the stock of the Corporation, and shall automatically be redeemed for $1.00, and upon such redemption or other purchase or acquisition of the Special Voting Preferred Stock by the Corporation the share of Special Voting Preferred Stock shall be deemed retired and canceled and may not be reissued.



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                  IN WITNESS WHEREOF, this Certificate of Designation is
executed on behalf of the Corporation by its President this 18th day of April, 2001.


                                              /s/  PETER CARTWRIGHT
                                            --------------------------
                                            Peter Cartwright
                                            Chairman, President and Chief
                                            Executive Officer